Exhibit 10.40

THE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this "Agreement"), dated as of [DATE], is entered into among Daybreak Oil and Gas, Inc., a Washington corporation (the "Company"), and the undersigned purchaser (the “Purchaser").

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, a convertible promissory note in exchange for US$200,000 (the "Consideration").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1             "Common Stock" means the Company's common stock, par value US$0.001.

1.2             "Conversion Shares" means shares of Common Stock.

1.3             "Conversion Price" means:

(a)              with respect to a conversion pursuant to Section 4.1, $0.017; and

(b)             with respect to a conversion pursuant to Section 4.2, $0.0085.

1.4             "Equity Securities" means (a) Common Stock; (b) any securities conferring the right to purchase Common Stock; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered "Equity Securities": (i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (ii) any convertible promissory notes (including the Note) issued by the Company; and (iii) any SAFEs issued by the Company.

1.5             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.6             “Exchange Agreement” means that certain Equity Exchange Agreement dated as of October 20, 2021 entered into by and among the Company, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”).

1.7             “Long Stop Date” means April 29, 2022.

1.8             "Maturity Date" means the date of the closing of the transactions contemplated by the Exchange Agreement.

1.9             "Next Equity Financing" means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement with the principal purpose of raising capital and from which the Company receives aggregate gross proceeds of not less than US$200,000.

1.10          "Note" means the promissory note issued to the Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.11          "SAFE" means any simple agreement for future equity (or other similar agreement) that is issued by the Company for bona fide financing purposes and that may convert into the Company's capital stock in accordance with its terms.

1.12          "Securities Act" means the Securities Act of 1933, as amended.

2.            Purchase and Sale of Note. In exchange for the Consideration paid by the Purchaser, the Company will sell and issue to the Purchaser the Note. The Note will have a principal balance equal to the Consideration.

3.            Closings. The closing of the sale of the Note in return for the Consideration paid by the Purchaser (the "Closing") will take place remotely via the exchange of documents and signatures on the date of this Agreement. At the Closing, the Purchaser will deliver the Consideration to the Company and the Company will deliver to the Purchaser the executed Note in return for the Consideration provided to the Company.

4.            Conversion. The Note will be convertible into Conversion Shares pursuant to this Section 4.

4.1             Maturity Conversion. At any time on or after the Maturity Date, at the election of the Purchaser, the Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.2             Default Conversion. If the Maturity Date has not occurred on or prior to the Long Stop Date, at any time on or after the Long Stop Date, at the election of the Purchaser, the Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.3             Certificates. As promptly as practicable after the conversion of the Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company's share register reflecting the Conversion Shares held by such holder. The Company will not be required to issue or deliver the Conversion Shares until the Purchaser has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss).

4.4             Make Whole Provision For Future Offerings: If during the 6-month period after the date hereof the Company sells its Common Stock for less than US$.02 per share (such price, the “Lower Price”) (not including any issuances pursuant to this Note or as contemplated by the Exchange Agreement, then the Company shall issue to Purchaser an additional number of Conversion Shares so that the total number of Conversion Shares issued pursuant to this Agreement is equal to the number the Purchaser would have received if the Conversion Price were equal to 85% of the Lower Price.

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5.            Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

5.1             Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2             Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Note valid and enforceable in accordance with their terms.

6.            Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, the Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

6.1             Authorization. The Purchaser has full power and authority (and, if the Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by the Purchaser, will constitute the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2             Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which the Purchaser confirms by executing this Agreement, that the Note, and the Conversion Shares (collectively, the "Securities") will be acquired for investment for the Purchaser's own account, not as a nominee or agent (unless otherwise specified on the Purchaser's signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3             Disclosure of Information; Non-Reliance. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for the Purchaser. The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

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6.4             Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5             Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable securities laws in connection with the purchase and sale of the Securities.

6.6             Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission ("SEC") and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation, and may not be able, to satisfy.

6.7             No Public Market. The Purchaser understands that no public market now exists for the Note and that the Company has made no assurances that a public market will ever exist for the Note.

6.8             Residence. If the Purchaser is an individual, the Purchaser resides in the country identified in the address shown on the Purchaser's signature page hereto.

6.9             Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser's jurisdiction. The Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6.10          No "Bad Actor" Disqualification. The Purchaser represents and warrants that neither (A) the Purchaser nor (B) any entity that controls the Purchaser or is under the control of, or under common control with, the Purchaser, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. The Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

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7.            Miscellaneous.

7.1             Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Noteholder. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2             Choice of Law. This Agreement and the Note, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Washington, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Washington.

7.3             Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4             Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5             Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 7.5).

7.6             No Finder's Fee. Each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Purchaser harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7             Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

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7.8             Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9             Entire Agreement; Amendments and Waivers. This Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Notwithstanding the foregoing, any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser.

7.10          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

7.11          Transfer Restrictions.

(a)              Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, the Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 6 of this Agreement and:

(i)               there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii)             the Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) or member (or retired member) of the Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder. The Purchaser agrees that it will not make any disposition of any of the Securities to the Company's competitors, as determined in good faith by the Company.

(b)             Legends. The Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

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7.12          Acknowledgment. For the avoidance of doubt, it is acknowledged that the Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company's capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company's capital stock underlying the Conversion Shares that occur prior to the conversion of the Note.

7.13          Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Agreement and the Note and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.

7.14          Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature page followS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:

DAYBREAK OIL AND GAS, INC.

By:	/s/ James F, Westmoreland
Name: James F. Westmoreland
Title: CEO

Address for Notices:

1101 North Argonne Suite A 211
Spokane Valley, WA 99212

PURCHASER:

/s/ Kamran Sattar
Name: Kamran Sattar

Address for Notices:

EXHIBIT A

THE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-01	Date of Issuance
US$200,000	[DATE]

FOR VALUE RECEIVED, Daybreak Oil and Gas, Inc., a Washington corporation (the "Company"), hereby promises to pay to the order of Kamran Sattar (the "Holder"), the principal sum of US$200,000, together with interest thereon from the date of this Note. Interest will accrue at a simple rate of 18% per annum; provided, however, that if this Note is converted into Conversion Shares on a date that is prior to 12 months from the date of this Note, the accrued interest on the Note shall be deemed to be 12 months. Interest shall be payable in kind (PIK), and payable solely by the Company’s issuance of additional Conversion Shares. Unless earlier converted into Conversion Shares pursuant to Section 4 of that certain Convertible Note Purchase Agreement dated as of the date hereof, by and among the Company and the Holder (the "Purchase Agreement"), the principal and accrued PIK Interest of this Note will convert on or following the Maturity Date as set forth in the Purchase Agreement.

1.            Prepayment. Prepayment of principal, together with accrued PIK Interest, may not be made without the written consent of the Noteholder.

2.            Security. This Note is a general unsecured obligation of the Company.

3.            Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the "Senior Debt"). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the "Senior Creditors") to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a "Default Notice"), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Equity Securities.

4.            Conversion of the Note. This Note and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 4 of the Purchase Agreement.

5.            Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

6.            Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company (or its successors or assigns).

7.            Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

8.            Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal.

9.            Transfer of Note. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

10.         Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Washington, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Washington.

11.         Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business.

DAYBREAK OIL AND GAS, INC.

By:
Name: James F. Westmoreland
Title: CEO

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